Exhibit 99.1

Celularity Inc. Announces $30 Million Private Placement

Priced At-The-Market Under Nasdaq Rules

FLORHAM PARK, N.J., May 18, 2022 (GLOBE NEWSWIRE) — Celularity Inc. (Nasdaq: CELU) (“Celularity”), a clinical-stage biotechnology company developing placental-derived off-the-shelf allogeneic cell therapies, today announced that it has entered into a definitive agreement with a single healthcare-focused institutional investor for the purchase and sale of 4,054,055 shares of its Class A common stock at a purchase price of $7.40 per share and warrants to purchase 4,054,055 shares of its Class A common stock at an exercise price of $8.25 per share (together the “Securities”) in a private placement priced at-the-market under Nasdaq rules, resulting in total gross proceeds of approximately $30.0 million before deducting placement agent commissions and other estimated offering expenses. The warrants will be exercisable immediately after the date of issuance and will expire five years following the initial issuance date. The closing of the offering and sale of the Securities is expected to occur on or about May 20, 2022, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

The offer and sale of the foregoing Securities are being made in a transaction not involving a public offering and the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the Securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Under an agreement with the investors, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of Class A common stock to be issued to the investors (including the shares of Class A common stock issuable upon the exercise of the warrants) no later than 10 days after the closing and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 45 days in the event of a “full review” by the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these Securities, nor shall there be any sale of these Securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction

About Celularity

Celularity, Inc. (Nasdaq: CELU) headquartered in Florham Park, N.J., is a clinical stage biotechnology company leading the next evolution in cellular medicine by developing allogeneic cryopreserved off-the-shelf placental-derived cell therapies, including therapeutic programs using unmodified natural killer (NK) cells, genetically-modified NK cells, T cells engineered with a CAR (CAR T-cells), and mesenchymal-like adherent stromal cells (ASCs) targeting indications in cancer, infectious and degenerative diseases. In addition, Celularity develops and manufactures innovative biomaterials also derived from the postpartum placenta. Celularity believes that by harnessing the placenta’s unique biology and ready availability, it can develop therapeutic solutions that address significant unmet global needs for effective, accessible, and affordable therapies.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as well as within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions, or strategies regarding the future. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. The forward-looking statements in this press release include statements regarding the anticipated closing of the offering, as well as statements regarding Celularity’s ability to develop therapeutic solutions that address significant unmet global needs for effective, accessible, and affordable therapies, among others. Many factors could cause actual results to differ materially from those described in these forward-looking statements, including but not limited to: the risks associated with meeting closing conditions, the inherent risks in development of cellular therapeutics, including with respect to the development of novel cellular therapies, and the clinical trial and regulatory approval process; and risks associated with developments relating to Celularity’s competitors and industry, along with those risk factors set forth under the caption “Risk Factors” in Celularity’s annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 31, 2022 and other filings with the SEC. These risks and uncertainties may be amplified by the COVID- 19 pandemic. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Celularity does not presently know, or that Celularity currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, these forward-looking statements reflect Celularity’s current expectations, plans, or forecasts of future events and views as of the date of this communication. Subsequent events and developments could cause assessments to change. Accordingly, forward-looking statements should not be relied upon as representing Celularity’s views as of any subsequent date, and Celularity undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Celularity Investor Contacts:

Carlos Ramirez, SVP Investor Relations

Celularity

carlos.ramirez@celularity.com